Exhibit 99.3
AMENDED AND RESTATED
 BONUS AGREEMENT

THIS AMENDED AND RESTATED BONUS AGREEMENT (this “Agreement”) is made as of October 10, 2016 by and between HENNESSY ADVISORS, INC., a California corporation (the “Company”), and DANIEL B. STEADMAN, Executive Vice President of the Company (“Executive”).

Background

This Agreement amends the Bonus Agreement made as August 28, 2006, by and between the Company and Executive, as amended pursuant to the First Amendment to Bonus Agreement effective as of March 26, 2014.

Executive is a key contributor to the Company’s continued financial success. In consideration of Executive’s continued employment with the Company, the Company wishes to provide Executive with bonus compensation in the event of a change of control of the Company. Accordingly, the parties agree as follows:

1.            Bonus on Change of Control.  In the event of a Change of Control, provided that Executive remains continuously employed by the Company through the date of the Change of Control, the Company shall pay Executive within 15 days after the Change of Control a one-time cash bonus equal to the greater of:

(a)            $500,000; or

(b)            The sum of the following:

(i)            100% of the total base salary (before deductions for withholding taxes or reductions for pre-tax contributions or deferrals to any Company benefit plan) paid by the Company to Executive during the most recent fiscal year ended prior to the Change of Control;

(ii)            100% of the Prior Year’s Bonus; and

(iii)            An amount equal to the Pro Rata Portion of the Prior Year’s Bonus, provided that at least such amount has been accrued by the Company as bonus compensation for Executive (without regard to this Agreement) for the fiscal year during which the Change of Control occurs.

2.            Section 280G Limitation.  Notwithstanding any other provision of this Agreement, or any other agreement, plan, or arrangement to the contrary, if any portion of any payment or benefit under this Agreement, or under any other agreement, plan, or arrangement (in the aggregate, “Total Payments”), would constitute an “excess parachute payment” under Section 280G of the Code, and would, but for this Section 2, result in the imposition on Executive of an excise tax under Section 4999 of the Code (the “Excise Tax”), then the Total Payments to be made to Executive shall either be (a) delivered in full, or (b) delivered in a reduced amount that is One Dollar ($1.00) less than the amount that would cause any portion of such Total Payments to be subject to the Excise Tax, whichever of the foregoing results in the receipt by Executive of the greatest benefit on an after-tax basis (taking into account the Excise Tax, as well as the applicable federal, state, and local income and employment taxes, for which Executive shall be deemed to pay at the highest marginal rate for the applicable calendar year).  To the extent the foregoing reduction applies, then any such payment or benefit shall be reduced or eliminated by applying the following principles, in order: (1) the payment or benefit with the higher ratio of the parachute payment value to present economic value (determined using reasonable actuarial assumptions) shall be reduced or eliminated before a payment or benefit with a lower ratio; (2) the payment or benefit with the later possible payment date shall be reduced or eliminated before a payment or benefit with an earlier payment date; and (3) cash payments shall be reduced prior to non-cash benefits; provided that if the foregoing order of reduction or elimination would violate Section 409A of the Code, then the reduction shall be made pro rata among the payment or benefits (on the basis of the relative present value of the parachute payments).  The determination of whether the Excise Tax or the foregoing reduction will apply will be made by independent tax counsel selected and paid by the Company (which may be regular counsel of the Company).

3.            Definitions.  The following definitions shall apply for purposes of this Agreement:

(a)            “Affiliate” means any person controlling, controlled by or under common control with the person in question.

(b)            “Beneficial Ownership” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act. Beneficial Owner and Beneficially Owned have correlative meanings.

(c)            “Board” means the Board of Directors of the Company.

(d)            “Change of Control” means the occurrence of any one or more of the following events:

(i)            an acquisition, in any one transaction or series of transactions, after which any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), has Beneficial Ownership of 50% or more of either the then outstanding shares of Company common stock or the combined voting power of the then outstanding voting securities of the Company, but excluding, for this purpose, any such acquisition (A) by the Company or any employee benefit plan (or related trust) of the Company, (B) by Neil J. Hennessy or any Affiliate thereof, or (C) by any corporation with respect to which, following such acquisition, all of the then outstanding shares of common stock and voting securities of such corporation are then Beneficially Owned, directly or indirectly, in substantially the same proportions, by the Beneficial Owners of the common stock and voting securities of the Company immediately prior to such acquisition;

(ii)            50% or more of the members of the Board (A) are not Continuing Directors, or (B) whether or not they are Continuing Directors, are nominated by or elected by the same Beneficial Owner or are elected or appointed in connection with an acquisition by the Company (whether through purchase, merger or otherwise) of all or substantially all of the operating assets or capital stock of another entity; or

(iii)            the (A) consummation of a reorganization, merger, share exchange, consolidation or similar transaction, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such transaction do not, following such transaction, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and voting securities of the corporation resulting from such reorganization, merger or consolidation, (B) consummation of the sale or other disposition of all or substantially all of the assets of the Company or (C) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(e)            “Code” means the Internal Revenue Code of 1986, as amended.

(f)            “Continuing Director” means any member of the Board who was a member of the Board on August 1, 2006, and any successor of a Continuing Director who is recommended to succeed a Continuing Director (or whose election or nomination for election is approved) by at least a majority of the Continuing Directors then on the Board.

(g)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h)            “Prior Year’s Bonus” means the cash bonus (before deductions for withholding taxes or reductions for pre-tax contributions or deferrals to any Company benefit plan) paid by the Company based on Executive’s performance for the most recent fiscal year ended prior to the Change of Control.

(i)            “Pro Rata Portion” means the portion determined by dividing (x) the number of days elapsed from the beginning of the fiscal year during which the Change of Control occurs until and including the date of the Change of Control by (y) 365.

4.            Withholding.  The Company shall withhold from all payments to Executive hereunder all amounts required to be withheld under applicable local, state or federal income tax and payroll laws.

5.            Miscellaneous.  This Agreement shall be construed and enforced in accordance with the laws of the State of California (exclusive of conflict of law principles). In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, the remainder shall not be affected thereby. This Agreement shall be binding upon and inure to the benefit of Executive and Executive’s heirs and personal representatives and the Company and its successors, assigns and legal representatives. Headings herein are inserted for convenience and shall not affect the interpretation of any provision of this Agreement. References to sections of the Exchange Act or the Code, or rules or regulations related thereto, shall be deemed to refer to any successor provisions, as applicable. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to expressly assume and agree to perform under this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement may not be terminated, amended, or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

[Signature page follows]

HENNESSY ADVISORS, INC. By: /s/ Neil J. Hennessy Name: Neil J. Hennessy Title: President and CEO /s/ Daniel B. Steadman Daniel B. Steadman